UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2012

Commission File Number:  001-15877

German American Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	35-1547518
(State or Other Jurisdiction	(IRS Employer Identification No.)
of Incorporation)

711 Main Street, Box 810,
Jasper, Indiana 47546
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (812) 482-1314

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02   Results of Operations and Financial Condition

        On May 1, 2012, German American Bancorp, Inc. (the "Company" or "German American"), issued a press release announcing its results for the quarter ended March 31, 2012, and making other disclosures. The press release (including the accompanying unaudited consolidated financial statements as of and for the quarter ended March 31, 2012, and other financial data) is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

        The information incorporated by reference herein from Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)  On April 30, 2012, the Board of Directors (the “Board”) of German American Bancorp, Inc.  (the "Company"), by the vote of the members of the Board who are not “interested directors” within the meaning of NASDAQ rules, established the balanced scorecards for each of the executive officers of the Company that, taken together, constitute the Company's Management Incentive Plan as extended for 2012 for such executive officers, all as recommended by the Compensation/Human Resources Committee of the Board (the "Committee”).

The Company's executive officers as of April 30, 2012, who will participate in the Management Incentive Plan for 2012, are Mark Schroeder (Chairman and Chief Executive Officer), Clay Ewing (President – Commercial and Retail Banking), Kenneth Sendelweck (President – Private Banking and Wealth Management), and Bradley Rust (Executive Vice President and Chief Financial Officer).

Each "balanced scorecard" establishes specific corporate and shareholder-related performance goals balanced by the officer's area of responsibility, his business unit, and his expected individual level of contribution to the Company's achievement of its corporate goals.  These balanced scorecards describe potential awards based on performance for 2012 only ("short-term awards") and on performance for the three-years ending December 31, 2012 ("long-term awards"), as follows:

Potential Short-Term Cash Incentive Awards

Under the Management Incentive Plan, the Company pays additional compensation in the form of annual cash incentive awards to executive officers rewarding annual performance, contingent upon the achievement of certain goals that are established by the short-term balanced scorecards.  At the April 30, 2012, meeting, the Board established the criteria for the award of short-term cash incentive payments for the four participating executive officers.  In the case of each performance criterion, credit is awarded at 100% if the performance criterion is met at the target level, and at half that if achieved at the 50% level (threshold), and at twice the target award level if achieved at the 200% level (maximum).  Credit is given proportionately for performance falling between the threshold and maximum levels, but is not given for performance that is not at least at the threshold level, or for that portion of performance that exceeds the maximum level.

Potential short-term cash incentive awards for the four executives will be determined by their individual scorecards (except under the individual performance measures established by a hybrid scorecard developed for Mr. Sendelweck, as described below) as percentages of their 2012 base salaries, based on the extent to which targeted levels of 2012 performance are met or exceeded, as follows:

Name of Executive	Potential Dollar Amount of 2012 Short-Term Award as Percentage of 2012 Base Salary at the Following Performance Levels
	Threshold	Target	Maximum
Mr. Schroeder	25%	50%	100%
Mr. Ewing	20%	40%	80%
Mr. Sendelweck	*	*	*
Mr. Rust	15%	30%	60%
* See description of hybrid scorecard below.

Cash incentive award entitlements, if any, for services during 2012 under the scorecards will be earned by each of the four participating executive officers based on the extent to which targeted levels of performance are met or exceeded with respect to the following components:

•	formula assessments of 2012 corporate performance, and
•	formula assessments of business unit performance and/or
•	judgmental assessments of individual performance during 2012.

Mr. Sendelweck’s potential award is calculated under his hybrid scorecard in relation to his base salary only in respect of half of his performance criteria, representing the corporate performance component and business unit performance components described below.  As to these components, if all applicable criteria were met at targeted levels, Mr. Sendelweck would receive a short-term cash award at a rate of 30% of his 2012 base salary (reduced to 15% if met at threshold levels and increased to as much as 60% at maximum levels, adjusted pro rata between threshold and maximum) multiplied by the 50% portion of his scorecard that is driven by these components.  The other half of his scorecard is earned in relation to the dollar values of business produced for the Company, not in relation to his base salary.

Corporate Performance Component

For 2012, the short-term corporate performance criteria (weighted in differing percentages for the participating executives) are the following measures of corporate income or revenue, weighted as a percentage of the total short-term performance measures, as follows:

•	Fully-diluted earnings per share (EPS) growth (weighted as 20% of total short term performance measures for Messrs. Schroeder, Ewing, Sendelweck and Rust);
•	Revenue per salaries & benefits (weighted as 10% of total short term performance measures for Messrs. Schroeder, Ewing and Rust); and
•	Non-interest income to total revenue ratio (weighted as 10% of total short term performance measures for Messrs. Schroeder, Ewing and Rust).

Business Unit Performance Component

For 2012, Messrs. Schroeder, Ewing and Rust were assigned as their business unit measures certain growth objectives that were tied to the Company’s consolidated balance sheet growth during 2012:

•	Growth in core organic deposits and repurchase agreements (weighted as 10% of total short term performance measures);
•	Growth in core organic taxable loans (weighted as 20% of total short term performance measures); and
•	Maintenance of the ratio of non-performing assets to total assets below certain thresholds (weighted as 10% of total short term performance measures).

      Mr. Sendelweck was assigned as his business unit measure the achievement during 2012 by the business units (brokerage, insurance and trust services) headed by Mr. Sendelweck, as follows: trust 2012 net income (10%), brokerage 2012 EBITDA (10%) and insurance 2012 EBITDA (10%) (total weighting for all three representing 30% of Mr. Sendelweck’s short-term performance measures).

Individual Performance Component

For 2012, the individual performance criteria for each of Messrs. Schroeder, Ewing and Rust (weighted as 20% of their respective total short-term performance measures) will be satisfied through the judgmental assessment of their respective overall job performances during 2012 (threshold achievement being good, target achievement being very good, and maximum achievement being outstanding).  For 2012, the individual performance measures specified for Mr. Sendelweck (weighted as 50% of his total short-term performance measures) will be calculated as function of the net dollar amount of first-year revenue generated by Mr. Sendelweck personally in 2012 through his development for the Company of new dollar amounts of core banking and non-banking accounts, products and services.  Mr. Sendelweck, however, will be entitled to an award as to this portion of his scorecard only with respect to levels of production of eligible first year net revenue generated by new business that exceed a certain threshold dollar level of new business production and are less than a certain maximum amount, and will be payable at 30% of that eligible first year net revenue within that window.

Expected Degree of Difficulty, on Balance, of Achieving Targeted Performance Levels

The targeted levels of achievement for the corporate or business unit financial metrics described above were established at levels that the Committee and Board believed were reasonable levels of corporate or business unit performance, considering factors that included the past performance and the Company’s best estimates for 2012.  When setting the target level for each corporate or business unit measure, however, the Company did not necessarily attempt to tie that level to the Company’s expectations for 2012; therefore, some of the measures require the achievement of greater-than-expected corporate or business unit performance at the targeted level, and some will reward achievement of lesser-than-expected corporate or business unit performance at the targeted level.  Overall, however, and on a balanced approach when weighting all of the formula and judgmental performance factors (corporate, business unit, departmental, and personal) in accordance with the scorecard weights, the Company believes that the target levels are appropriately challenging yet reasonable attainable by each of its executives participating in the 2012 Management Incentive Plan.

Clawback Potential

Amounts payable in respect of 2012 performance may be recouped by the Company in the event of certain material financial restatements of 2012 performance metrics before December 31, 2015.

2012 Net Income Trigger

Notwithstanding the satisfaction of one or all of the other performance measures outlined above, no short-term cash incentive award will be payable by the Company unless the Company’s consolidated net income for 2012 is at least $14,000,000.

Potential Long-Term Incentive Awards

Long-term incentive (LTI) Awards are established by the Management Incentive Plan upon recommendation of the Committee based upon the executive officer's level of responsibility, and are earned in proportion to the extent to which the Company has met or exceeded certain corporate financial targets on an average basis over the three-year period ending in the year for which the scorecard is established.  At the April 30, 2012, meeting, the Board established potential long-term incentive awards for executive officers as percentages of their 2012 base salary based on the extent to which targeted levels of three-year performance are met or exceeded, as follows:

Name of Executive	Potential Dollar Amount of 2012 Long-Term Award as Percentage of 2012 Base Salary at the Following Performance Levels
	Threshold	Target	Maximum
Mr. Schroeder	25%	50%	100%
Mr. Ewing	20%	40%	80%
Mr. Sendelweck	15%	30%	60%
Mr. Rust	15%	30%	60%

LTI award targets for services during the three-year period ending December 31, 2012 under the scorecards are based on the following selected long-term corporate performance criteria, each as benchmarked against the Company's three-year average of its percentile rankings for such criteria over the three-year period ending December 31, 2012, with each year's percentile ranking computed against that year's custom Midwest publicly-held banking company peer group:

•	return on common equity (50% weight), and
•	fully-diluted earnings per common share growth (50% weight).

For purposes of benchmarking the Company’s three-year average of its percentile rankings for the above criteria:

•
For the return on common equity component, the threshold average percentile ranking was fixed at the 50th percentile, the target was at the 75th percentile, and the maximum was at the 85th percentile (the Company’s actual percentile rankings with respect to this component for 2010 and 2011 were the 81st and 94th percentiles, respectively).

•
For the fully-diluted earnings per common share growth component, the threshold average percentile ranking was fixed at the 50th percentile, the target was at the 75th percentile, and the maximum was at the 85th percentile (the Company’s actual percentile rankings with respect to this component for 2010 and 2011 were the 38th and 69th percentiles, respectively).

In the case of each of the two LTI award performance criteria, credit is awarded at 100% if the performance criterion is met at the target level, and at half that if achieved at the 50% level (threshold), and at twice the target award level if achieved at the 200% level (maximum).  Credit is given proportionately for performance falling between the threshold and maximum levels, but is not given for performance that is not at least at the threshold level, or for that portion of performance that exceeds the maximum level.

Vesting and Clawback Potential

        Amounts payable in respect of LTI awards for the three-year period ended December 31, 2012 will vest one-third on December 5 of each of the years 2013, 2014 and 2015.  Any such amounts may be recouped by the Company in the event of certain material financial restatements of its 2012 performance metrics on or before December 31, 2015.

2012 Net Income Trigger

        Notwithstanding the satisfaction of one or both of the LTI award targets outlined above, no LTI award will be payable by the Company unless the Company’s consolidated net income for 2012 is at least $14,000,000.

Item 8.01   Other Events

As announced in the press release that is furnished as Exhibit 99.1 to this report, the Company's Board of Directors has declared a cash dividend of $0.14 per share which will be payable on May 20, 2012 to shareholders of record as of May 10, 2012.

Item 9.01   Financial Statements and Exhibits

Exhibit	Description
99.1	Press release dated May 1, 2012. This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date:	May 4, 2012	By:	Mark A. Schroeder
Name: Mark A. Schroeder
Title: Chairman of the Board and Chief Executive Officer